Exhibit 23.1

[ERNST & YOUNG LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-42259 pertaining to the CytRx Corporation 1986 Stock Option Plan, No. 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, No. 33-93818 pertaining to the CytRx Corporation 1995 Stock Option Plan, No. 333-84657 pertaining to the CytRx Corporation 1998 Long Term Incentive Plan and No. 333-68200 pertaining to the CytRx Corporation 2000 Long Term Incentive Plan and to the Registration Statements on Form S-3 Nos. 33-93820, 333-39607, 333-44043, 333-48837, 333-45652, 333-33792, and 333-68092 of CytRx Corporation and in the related prospectuses of our report dated March 1, 2002, with respect to the consolidated financial statements and schedule of CytRx Corporation included in the preliminary proxy statement on Schedule 14A incorporated by reference into this Form 8-K dated May 24, 2002.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
May 24, 2002